UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 23, 2006

REGAN HOLDING CORP.
(Exact name of registrant as specified in its charter)

California	000-19704	68-0211359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2090 Marina Avenue Petaluma, California 94954 (Address of principal executive offices) (707) 778-8638 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 23, 2006, the Compensation Committee of Regan Holding Corp.’s Board of Directors and Lynda Regan, Regan Holding Corp.’s Chairman and Chief Executive Officer, agreed to amend Ms. Regan’s oral compensation arrangement such that Ms. Regan will earn an annual salary of $425,000, effective immediately, until such time as the Committee determines that such salary should be changed.

On May 23, 2006, the Compensation Committee of Regan Holding Corp.’s Board of Directors and R. Preston Pitts, Regan Holding Corp.’s President, Chief Operating Officer, and Chief Financial Officer, agreed to amend Mr. Pitts’ oral compensation arrangement such that Mr. Pitts will earn an annual salary of $375,000, effectively immediately, until such time as the Committee determines that such salary should be changed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

(Registrant)

Date: May 25, 2006

/s/ R. Preston Pitts

R. Preston Pitts

President, Chief Financial Officer and Chief Operating Officer